Exhibit 99.1

Vertical Branding, Inc. Announces First Quarter Financial Results

Company affirms fiscal year 2008 revenue forecast of $47 million to $50 million

Los Angeles, Calif. – May 14, 2008 — Vertical Branding, Inc. (OTC BB: VBDG) announced financial results today for its first quarter, ended March 31, of fiscal year 2008.

First quarter revenues were approximately $8.3 million, compared to $12.8 million in the first quarter of fiscal year 2007.  The year-over-year decline in revenues is partially attributable to a change in the Company’s transactional marketing strategies, resulting in lower direct-to-consumer sales. In addition, the first quarter of fiscal 2007 included initial retail distribution shipments, also known as “store seeding,” of the Company’s popular Hercules Hook product, having the effect of a spike in revenues at the time of seeding with ongoing replenishment orders more evenly distributed over the product lifecycle.  First-quarter 2008 revenues increased $2.5 million on a sequential basis over fourth-quarter 2007 revenues of $5.8 million.

The Company’s first-quarter net loss was $1.6 million, or $0.05 cents per share, compared with net income of $0.5 million, or $0.02 cents per share, in the prior-year first quarter.  Adjusted earnings before interest, taxes, depreciation and amortization (“Adjusted EBITDA”) for Q1 2008 was a negative $395,000, versus adjusted EBITDA of $1.3 million in the first quarter of 2007.  Adjusted EBITDA, in addition to the items mentioned above, takes into account the effect of non-cash stock-based compensation and certain non-recurring charges, and is reconciled to net income in the table below.

First-quarter results were negatively impacted by approximately $0.7 million of costs in excess of normal business expenses arising out of the bankruptcy of a warehouse and fulfillment vendor, the write-down of an intangible infomercial asset, and executive severance, $60,000 of which is included in non-cash stock-based compensation in the reconciliation table below.  On a sequential basis, Vertical Branding’s Adjusted EBITDA improved by approximately $0.7 million compared to the fourth quarter of 2007.

"We clearly continued to grapple in the first quarter with some of the challenges that affected the fourth quarter last year,” commented Nancy Duitch, CEO of Vertical Branding, Inc.  “While results improved sequentially, we believe we are still a quarter away from regaining the momentum that marked the first three quarters of 2007.  With continuing emphasis on wholesale channels of distribution (including retail and international), ongoing focus on cost-cutting and expense reduction, the hiring of certain key new personnel, and retail store seeding for our two new 2008 products beginning in earnest in the second quarter, we are increasingly confident that we are moving in the right direction.  In addition to maintaining our revenue forecast of $47 million to $50 million for fiscal 2008, representing 29% to 38% year-over-year top-line growth compared to 2007, we are also projecting profitability for fiscal 2008 as a whole.”

Table reconciling EBITDA to GAAP (dollars in thousands)

	Three months ended March 31,
	2008	2007	Change
Net (loss) income for the period	$(1,572)	$492	$(1,848)
Interest expense, net	224	354	(129)
Provision for income taxes	5	19	(14)
Depreciation and amortization	319	273	42
Other charges	278	-	278
Non-cash stock based compensation	191	162	29
Executive severance	160	-	160
Loss from discontinued
operations	-	27	(27)
Adjusted EBITDA	$(395)	$1,327	$(1,509)

Conference call and webcast information

Management of Vertical Branding will hold a conference call on Wednesday, May 14, 2008, at 4:30 p.m. ET (1:30 p.m. PT), to discuss financial results for the quarter ended March 31, 2008.

To participate in the event, please dial in as follows ten to fifteen minutes in advance to allow time for registration: dial 800-762-8779 if calling from within the United States; international callers should dial 480-248-5081. Please provide the passcode 3877027.

A link to a webcast archive of the event will also be available on the Company’s web site at http://www.verticalbranding.com for a period of ninety (90) days.

Use of Non-GAAP Financial Measures

Adjusted EBITDA as cited in this press release is a non-GAAP measure that is defined as net income or loss excluding the effects of interest, income taxes, depreciation and amortization expenses, non-cash stock-based compensation and certain non-recurring items.

Adjusted EBITDA as defined above may not be similar to non-GAAP income measures used by other companies.  The company believes that Adjusted EBITDA provides useful information to investors about the company’s performance because it eliminates the effects of period to period changes in costs associated with capital investments, impairment of assets related to those investments, interest on debt and capital lease obligations, and non-cash compensation expense that management does not believe are reflective of the underlying performance of the Company’s business operations.  Management uses Adjusted EBITDA in evaluating the overall performance of the Company’s business operations.

Although management finds Adjusted EBITDA useful for evaluating aspects of the Company’s business, its reliance on this measure is limited because the excluded items often have a material effect on the Company’s earnings and earnings per share calculated in accordance with GAAP. Therefore, management always uses Adjusted EBITDA in conjunction with GAAP earnings measures.  The Company believes that Adjusted EBITDA provides investors with an additional tool for evaluating the Company’s core performance, which management uses in its own evaluation of performance, and a base line for assessing the future earnings potential of the Company. While the GAAP results are more complete, the Company provides investors with this supplemental metric since, with reconciliation to GAAP, it may allow for greater insight into the Company’s financial results.

About Vertical Branding, Inc.

Vertical Branding is a consumer products company selling high-quality household, beauty and personal care products at affordable prices. The Company builds consumer awareness for its products and brands through direct response television, Internet and print advertising, with the goal of broader wholesale distribution to many of the country's largest retailers and drug chains as well as catalogs, home shopping channels and international distributors. Vertical Branding develops its own proprietary products and brands and licenses the rights to other select products that pass its rigorous screening process. The Company's hottest-selling products and brands currently include MyPlace, SteamBuddy, Hercules Hook, ZorbEEZ, EZ Foldz Step Stool and StarMaker Cosmetics.

Information Regarding Forward-Looking Statements

The information in this news release and other materials released by Vertical Branding from time to time include certain forward-looking statements that are based upon management's expectations and assumptions about certain risks and uncertainties that can affect future events. When used in the materials the words "anticipate", "believe", "estimate", "expect", "future", "intend", "plan" or the negative of these terms and similar expressions as they relate to Vertical Branding or Vertical Branding's management identify forward looking statements. Such statements reflect the current view of Vertical Branding with respect to future events and are subject to risks, uncertainties, assumptions and other factors   (including the risks contained in the sections of Vertical Branding’s reports filed with the Securities and Exchange Commission entitled "Risk Factors") relating to our industry, our operations and results of operations, our dependence upon third parties to supply our products, our dependence upon major retail chains for sale of our products, compliance with the Section 404 of the Sarbanes-Oxley Act of 2002, volatility and uncertainty related to trading on the OTC Bulletin Board, penny stock rule and change in government regulations.  Should one or more of these risks or uncertainties materialize, or should the underlying assumptions prove incorrect, actual results may differ significantly from those anticipated, believed, estimated, expected, intended or planned. Although Vertical Branding believes that the expectations reflected in the forward looking statements are reasonable, Vertical Branding cannot guarantee future results, levels of activity, performance or achievements. Except as required by applicable law, including the securities laws of the United States, Vertical Branding does not intend to update any of the forward-looking statements to conform these statements to actual results. The foregoing discussion should be read in conjunction with Vertical Branding's reports filed with the Securities and Exchange Commission.

Contacts:	Media Relations:
Sean Collins	5W Public Relations
Senior Partner	Alyssa Miller
CCG Investor Relations and Strategic	(212) 999-5585
Communications	amiller@5wpr.com
(310) 477-9800 ext. 202
www.ccgir.com

(financial tables follow)

VERTICAL BRANDING, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS (UNAUDITED)

(In thousands, except share amounts and per-share data)

	For the Three Months Ended March 31,
	2008	2007

Revenues
Consumer products	$8,121	$12,665
Real estate activities	147	150
Total revenues	8,268	12,815
Cost of sales	3,410	3,985
Gross profit	4,858	8,830

Operating expenses
Selling	3,925	6,129
General and administrative	2,010	1,608
Depreciation and amortization	319	273
Total operating expenses	6,254	8,010

(Loss) income from operations	(1,396)	820

Other income (expense):
Interest expense, net	(224)	(354)
Minority interest	53	45
(Loss) income from operations before provision for income taxes	(1,567)	511
Provision for income taxes	5	19
Net (loss) income	(1,572)	492
Preferred stock dividends	45	53
Net (loss) income applicable to common stockholders	$(1,617)	$439

Basic and diluted (loss) earnings per common share	$(0.05)	$0.02

Weighted average shares used in computation
of basic (loss) earnings per common share	29,586,000	21,683,000

Weighted average shares used in computation
of diluted (loss) earnings per common share	29,586,000	31,444,000

(more)

VERTICAL BRANDING, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED BALANCE SHEETS

(In thousands, except share amounts)

	March 31,	December 31,
	2008	2007
	(Unaudited)
Assets
Current assets:
Cash and cash equivalents	$489	$30
Accounts receivable, net	3,689	3,387
Inventories	2,896	3,182
Other current assets	1,058	1,490
Total current assets	8,132	8,089
Office building, net	3,949	3,987
Other assets	4,935	5,071
Total assets	$17,016	$17,147

Liabilities and Stockholders' Equity
Current liabilities:
Line of credit	$3,150	$1,651
Current portion of long-term debt	2,094	1,540
Accounts payable, accrued expenses and other current liabilities	4,482	4,654
Total current liabilities	9,726	7,845
Long-term debt	3,886	4,451
Total liabilities	13,612	12,296
Minority voting interest in subsidiary	490	528
Stockholders' equity	2,914	4,323
Total liabilities and stockholders' equity	$17,016	$17,147

# # #